Exhibit 19



                               POWER OF ATTORNEY


     The undersigned Officers and Trustees of Kalmar Pooled Investment Trust (the "Trust") hereby appoint Ford B. Draper, Jr., as attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to the Notification of Registration on Form N-8A registering the Trust as an investment company under the Investment Company Act of 1940, as amended, (the "Act") and the Trust's Registration Statement on Form N-1A under the Act and under the Securities Act of 1933, including any and all amendments thereto, covering the registration of the Trust as an investment company and the sale of shares of the series of the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and Trustees hereby execute this Power of Attorney as of this 6th day of November, 1996.


Name                                    Title
----                                    -----

/s/ Ford B. Draper, Jr.
-------------------                     Chairman, President,
Ford B. Draper, Jr.                     and Treasurer


/s/ Wendell Fenton
-------------------
Wendell Fenton                          Trustee


-------------------                     Trustee
John J. Quindlen



/s/ David M. Reese, Jr.
-------------------                     Trustee
David M. Reese, Jr.


/s/ David D. Wakefield
-------------------                     Trustee
David D. Wakefield